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Exhibit Number      Exhibit
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99.1                Press Release dated September 20, 2000
                         Press Release

                    September 20, 2000 Red Bank, New Jersey -- Hovnanian Enterprises, Inc. (AMEX:HOV) today announced that it plans to offer $150 million of senior notes due 2007, through a private placement to qualified institutional buyers. The notes will not be registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements under the Act.

                    Hovnanian Enterprises, Inc. designs, constructs and markets single-family homes, townhomes and condominiums in planned residential communities in New Jersey, North Carolina, Pennsylvania, Virginia, Maryland, New York, California, Texas and Florida in the United States, and in Poland.